UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):        September 15, 2011

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	88-0304799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 567-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 15, 2011, Ameristar Casinos, Inc. (the “Company”) issued a press release announcing that its Board of Directors has authorized the repurchase of up to $75 million of the Company’s outstanding common stock in a stock repurchase program. The shares may be repurchased from time to time through September 30, 2014 in the open market or privately negotiated transactions at the Company’s discretion. The Company expects to fund repurchases using cash on hand and its existing senior credit facility. The amount and timing of specific repurchases, if any, will depend on market conditions, the Company’s stock price and other factors. The Company is not obligated to purchase any shares under the stock repurchase program, and purchases may be discontinued, or the stock repurchase program may be modified or terminated, at any time.

This summary of the press release is qualified by reference to the full text of the press release, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. Each of the exhibits listed below is incorporated herein in its entirety.

Exhibit Description

99.1	September 15, 2011 press release of the Registrant announcing the authorization of a stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ameristar Casinos, Inc.

By:	/s/ Peter C. Walsh
Name: Peter C. Walsh
Title: Senior Vice President and General Counsel

Dated: September 15, 2011

EXHIBIT INDEX

Exhibit	Description

99.1	September 15, 2011 press release of the Registrant announcing the authorization of a stock repurchase program.